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                                                                    Exhibit 23.3
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Registration Statement of our report, dated January 29, 1999, on the consolidated financial statements of Community Bankshares of Maryland, Inc. as of December 31, 1998 and for the year then ended. We also consent to the reference made to us under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.

STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
October 27, 2000